UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐Soliciting Material Pursuant to §240.14a-12
KIORA PHARMACEUTICALS, INC.

Payment of Filing Fee (Check the appropriate box):
☒     No fee required.
☐Fee paid previously with preliminary materials:
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14A-6(i)(1) and 0-11

Item 8.01. Other Events.
On August 31, 2023, Kiora Pharmaceuticals, Inc. (the “Company”) called to order a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute a quorum. The Company adjourned the Special Meeting until September 27, 2023 at 8:30 a.m. Pacific Time. At that time, the Special Meeting will be reconvened at the offices of Kiora Pharmaceuticals, Inc., 332 Encinitas Blvd., Suite 102, Encinitas, CA 92024.
The record date for the Special Meeting remains July 18, 2023. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.
No changes have been made in the proposals to be voted on by stockholders at the Special Meeting. The Company strongly encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2023 (the “Proxy Statement”) and other proxy materials relating to the Special Meeting, which are available free of charge on the SEC’s website at www.sec.gov.
On September 1, 2023, the Company issued a press release to announce the adjournment, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.
(4) Exhibits.

Exhibit Number	Title

99.1	Press Release of Kiora Pharmaceuticals, Inc., dated as of September 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Melissa Tosca
Melissa Tosca
Executive Vice President of Finance
(Principal financial and accounting officer)

Date: September 1, 2023